Exhibit 32.1

NEOLEUKIN THERAPEUTICS, INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Neoleukin Therapeutics, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jonathan G. Drachman, President and Chief Executive Officer of the Company, and Robert Ho, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 12th day of August 2020.

/s/ Jonathan G. Drachman	/s/ Robert Ho
Jonathan G. Drachman	Robert Ho
President and Chief Executive Officer	Chief Financial Officer

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Neoleukin Therapeutics, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.